For Immediate Release
Contact: Alanna Vitucci
alanna.vitucci@zovio.com
858 668 2586 x11636

Zovio Inc Reports Second Quarter 2020 Results

CHANDLER, AZ (August 3, 2020) - Zovio Inc (NASDAQ: ZVO), an education technology services company, today announced its results for the three and six months ended June 30, 2020.
“Our team executed exceptionally well in the second quarter of 2020, driving new enrollment ahead of our expectations. We also saw tremendous progress with our growing platform of innovative software and services to support learners. University partners continue to see the value of Fullstack and TutorMe’s offerings, together adding 35 new partners during the quarter. Further, TutorMe saw triple-digit increases in consumer and partnership usage from the prior year, while Learn@Forbes substantially increased active subscribers,” commented Andrew Clark, Founder, President and Chief Executive Officer. “Today marks the start of Zovio’s next chapter as a world-class education technology services company, as we announced jointly with the University of Arizona its intent to create a new, non-profit entity that will bear the name of The University of Arizona Global Campus and will acquire Ashford University. The University of Arizona Global Campus, which will be powered by Zovio's innovative solutions that personalize each student’s individual learning experience, will be a fully online university providing access to affordable high-quality higher education with flexible opportunities to students from diverse backgrounds to achieve their educational and life objectives.”

Financial Results for the Three Months Ended June 30, 2020
Revenue for the three months ended June 30, 2020 was $103.9 million, compared with revenue of $107.5 million for the three months ended June 30, 2019.
Operating income for the three months ended June 30, 2020 was $5.3 million, compared with operating loss of $20.3 million for the three months ended June 30, 2019.
Net income for the three months ended June 30, 2020 was $5.1 million, compared with net loss of $17.6 million for the three months ended June 30, 2019.
Diluted income per share for the three months ended June 30, 2020 was $0.16, compared with diluted loss per share of $0.58 for the three months ended June 30, 2019.
The Company recognized an income tax expense of approximately $0.3 million for the three months ended June 30, 2020, compared with an income tax benefit of $2.4 million for the three months ended June 30, 2019.
Non-GAAP Financial Results for the Three Months Ended June 30, 2020
Non-GAAP operating income for the three months ended June 30, 2020 was $7.7 million, compared with non-GAAP operating loss of $4.8 million for the three months ended June 30, 2019. Non-GAAP operating income for the three months ended June 30, 2020 excludes restructuring and impairment expense of $0.5 million, separation transaction costs of $2.6 million and net acquisition costs, including income relating to contingent consideration revaluation, of $0.6 million. Non-GAAP operating loss for the three months ended June 30, 2019 excludes restructuring and impairment expense of $5.4 million, and separation transaction costs of $1.8 million and acquisition costs of $8.3 million.
Non-GAAP net income for the three months ended June 30, 2020 was $8.0 million, compared with non-GAAP net loss of $4.6 million for the three months ended June 30, 2019. Non-GAAP net income for the three months ended June 30, 2020 excludes restructuring and impairment expense of $0.5 million, separation transaction costs of $2.6 million, net acquisition costs, including income relating to contingent consideration revaluation, of $0.6 million and an income tax expense of approximately $0.4 million. Non-GAAP net loss for the three months ended June 30, 2019 excludes restructuring and impairment expense of $5.4 million, separation transaction costs of $1.8 million, acquisition costs of $8.3 million, as well as an income tax benefit of $2.5 million for the three months ended June 30, 2019.
Non-GAAP diluted income per share for the three months ended June 30, 2020 was $0.24, compared with non-GAAP diluted loss per share of $0.15 for the three months ended June 30, 2019.
Financial Results for the Six Months Ended June 30, 2020
Revenue for the six months ended June 30, 2020 was $201.8 million, compared with revenue of $217.3 million for the six months ended June 30, 2019.
Operating loss for the six months ended June 30, 2020 was $5.2 million, compared with operating loss of $27.5 million for the six months ended June 30, 2019.
Net income for the six months ended June 30, 2020 was $7.2 million, compared with net loss of $24.2 million for the six months ended June 30, 2019.
Diluted income per share for the six months ended June 30, 2020 was $0.23, compared with diluted loss per share of $0.84 for the six months ended June 30, 2019.
The Company recognized an income tax benefit of $12.5 million for the six months ended June 30, 2020, compared with an income tax benefit of $2.4 million for the six months ended June 30, 2019.
Non-GAAP Financial Results for the Six Months Ended June 30, 2020
Non-GAAP operating income for the six months ended June 30, 2020 was $5.0 million, compared with non-GAAP operating loss of $8.6 million for the six months ended June 30, 2019. Non-GAAP operating income for the six months ended June 30, 2020 excludes restructuring and impairment expense of $3.2 million, separation transaction costs of $4.1 million and net acquisition costs, including income relating to contingent consideration revaluation, of $2.9 million. Non-GAAP operating loss for the six months ended June 30, 2019 excludes restructuring and impairment expense of $5.4 million, separation transaction costs of $4.0 million, acquisition costs of $9.2 million, other non-GAAP costs of $0.2 million.
Non-GAAP net income for the six months ended June 30, 2020 was $4.8 million, compared with non-GAAP net loss of $7.9 million for the six months ended June 30, 2019. Non-GAAP net income for the six months ended June 30, 2020 excludes restructuring and impairment expense of $3.2 million, separation transaction costs of $4.1 million, net acquisition costs, including income relating to contingent consideration revaluation, of $2.9 million and an income tax benefit of $12.6 million. Non-GAAP net loss for the six months ended June 30, 2019 excludes restructuring and impairment expense of $5.4 million, separation transaction costs of $4.0 million, acquisition costs of $9.2 million, other non-GAAP costs of $0.2 million, as well as an income tax benefit of $2.5 million.
Non-GAAP diluted income per share for the six months ended June 30, 2020 was $0.15, compared with non-GAAP diluted loss per share of $0.27 for the six months ended June 30, 2019.
Balance Sheet and Cash Flow
As of June 30, 2020, the Company had combined cash and cash equivalents of $75.1 million, compared with combined cash and cash equivalents of $69.3 million as of December 31, 2019.
The Company had $6.7 million of cash provided by operating activities during the six months ended June 30, 2020, compared with $22.1 million of cash used in operating activities during the six months ended June 30, 2019.
Student Enrollment
Total student enrollment at the Company’s academic institution was 34,395 students at June 30, 2020, compared with total student enrollment of 37,910 at June 30, 2019.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted income (loss) per share, EBITDA and Adjusted EBITDA. These non-GAAP measures exclude restructuring and impairment expense, separation transaction costs, net acquisition costs, other non-GAAP costs, as well as certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income (loss) are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company’s financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company’s performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Zovio Inc will host a conference call at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States is (877) 395-6119, and the dial-in number for other callers is (647) 689-5537. The access code for all callers is 1555878. A live broadcast of the call will also be available on the Company’s website at http://ir.zovio.com.
About Zovio Inc
Zovio Inc (NASDAQ: ZVO) is an education technology services company that partners with higher education institutions and employers to deliver innovative, personalized solutions to help learners and leaders achieve their aspirations. The Zovio network, which includes Fullstack Academy, TutorMe, and Learn@Forbes, leverages its core strengths and applies its technology and capabilities to priority market needs. Using advanced data and analytics, Zovio identifies the most meaningful ways to enhance the learner experience and deliver strong outcomes for higher education institutions, employers, and learners. Zovio's purpose is to help everyone be in a class of their own. For more information, visit www.zovio.com.
Forward-Looking Statements
This news release may contain forward-looking statements which are not statements of historical fact and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company’s outlook for the remainder of 2020 and beyond. These forward-looking statements are based on current information and expectations and are subject to various risks and uncertainties. The Company’s actual performance or results may differ materially from those expressed in or suggested by such statements due to various factors, including, without limitation: our ability to successfully transition to being an education technology services company, our ability to complete the separation of Ashford University to become a stand-alone not-for-profit organization by June 30, 2020, and the success of our strategies with respect to student initiatives.
Additional information on factors that could cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 20, 2020, the Company’s quarterly reports on Form 10-Q and the Company’s current reports on Form 8-K which are available at www.zovio.com. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management’s good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

ZOVIO INC
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$103,940	$107,495	$201,812	$217,259
Costs and expenses:
Instructional costs and services	44,874	55,088	91,255	107,026
Admissions advisory and marketing	38,802	44,810	80,535	93,882
General and administrative	14,496	22,532	31,986	38,452
Restructuring and impairment expense	483	5,394	3,246	5,423
Total costs and expenses	98,655	127,824	207,022	244,783
Operating income (loss)	5,285	(20,329)	(5,210)	(27,524)
Other income (expense), net	161	297	(101)	896
Income (loss) before income taxes	5,446	(20,032)	(5,311)	(26,628)
Income tax expense (benefit)	299	(2,435)	(12,478)	(2,389)
Net income (loss)	$5,147	$(17,597)	$7,167	$(24,239)

Income (loss) per share:
Basic	$0.16	$(0.58)	$0.23	$(0.84)
Diluted	$0.16	$(0.58)	$0.23	$(0.84)
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	32,137	30,215	31,238	28,706
Diluted	32,501	30,215	31,495	28,706

ZOVIO INC
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$75,073	$69,280
Restricted cash	25,904	23,257
Investments	1,251	2,502
Accounts receivable, net	42,237	34,951
Prepaid expenses and other current assets	20,063	20,524
Total current assets	164,528	150,514
Property and equipment, net	32,449	34,294
Operating lease assets	22,965	18,615
Goodwill and intangibles, net	41,887	44,419
Other long-term assets	2,291	2,296
Total assets	$264,120	$250,138

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$58,558	$68,160
Deferred revenue and student deposits	62,065	55,284
Total current liabilities	120,623	123,444
Rent liability	26,871	22,409
Other long-term liabilities	4,621	5,347
Total liabilities	152,115	151,200
Total stockholders’ equity	112,005	98,938
Total liabilities and stockholders’ equity	$264,120	$250,138

ZOVIO INC
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$7,167	$(24,239)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	6,402	7,525
Depreciation and amortization	5,883	4,198
Deferred income taxes	(4)	75
Stock-based compensation	4,940	5,302
Noncash lease expense	6,427	9,345
Net loss (gain) on marketable securities	117	(203)
Reassessment of lease charges	—	558
Changes in operating assets and liabilities:
Accounts receivable	(13,598)	(8,579)
Prepaid expenses and other current assets	301	(1,355)
Other long-term assets	6	(684)
Accounts payable and accrued liabilities	(9,139)	7,086
Deferred revenue and student deposits	6,781	(7,000)
Operating lease liabilities	(6,409)	(11,517)
Other liabilities	(2,158)	(2,630)
Net cash provided by (used in) operating activities	6,716	(22,118)
Cash flows from investing activities:
Capital expenditures	(1,570)	(17,767)
Purchases of investments	(684)	(74)
Capitalized costs for intangible assets	(146)	(293)
Cash paid in acquisition, net of cash acquired	—	(19,286)
Sale of investments	1,818	—
Net cash used in investing activities	(582)	(37,420)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	60
Proceeds from the issuance of stock under employee stock purchase plan	112	96
Borrowings from long-term liabilities	2,682	—
Tax withholdings on issuance of stock awards	(382)	(806)
Repurchase of common stock	(106)	—
Net cash provided by (used in) financing activities	2,306	(650)
Net increase (decrease) in cash, cash equivalents and restricted cash	8,440	(60,188)
Cash, cash equivalents and restricted cash at beginning of period	92,537	190,584
Cash, cash equivalents and restricted cash at end of period	$100,977	$130,396

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$5,285	$(20,329)	$(5,210)	$(27,524)
Restructuring and impairment expense	483	5,394	3,246	5,423
Separation transaction costs	2,575	1,814	4,096	4,008
Acquisition costs, net	(612)	8,303	2,878	9,223
Other non-GAAP costs	—	—	—	238
Non-GAAP operating income (loss)	$7,731	$(4,818)	$5,010	$(8,632)

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$5,147	$(17,597)	$7,167	$(24,239)
Restructuring and impairment expense	483	5,394	3,246	5,423
Separation transaction costs	2,575	1,814	4,096	4,008
Acquisition costs, net	(612)	8,303	2,878	9,223
Other non-GAAP costs	—	—	—	238
Income tax impact, non-GAAP	360	(2,494)	(12,621)	(2,508)
Non-GAAP net income (loss)	$7,953	$(4,580)	$4,766	$(7,855)

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$0.16	$(0.58)	$0.23	$(0.84)
Restructuring and impairment expense	0.01	0.18	0.10	0.19
Separation transaction costs	0.08	0.06	0.13	0.14
Acquisition costs, net	(0.02)	0.27	0.09	0.32
Other non-GAAP costs	—	—	—	0.01
Income tax impact, non-GAAP	0.01	(0.08)	(0.40)	(0.09)
Non-GAAP diluted income (loss) per share	$0.24	$(0.15)	$0.15	$(0.27)

ZOVIO INC
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted EBITDA Reconciliation:
GAAP net income (loss)	$5,147	$(17,597)	$7,167	$(24,239)
Interest expense (income), net	(161)	(240)	101	(693)
Income tax expense (benefit)	299	(2,435)	(12,478)	(2,389)
Depreciation and amortization	2,905	2,699	5,883	4,198
EBITDA	8,190	(17,573)	673	(23,123)
Restructuring and impairment expense	483	5,394	3,246	5,423
Separation transaction costs	2,575	1,814	4,096	4,008
Acquisition costs	(1,444)	7,471	1,215	8,391
Other non-GAAP costs	—	—	—	238
Adjusted EBITDA	$9,804	$(2,894)	$9,230	$(5,063)